UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2016 (October 14, 2016)

LINNCO, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35695	45-5166623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On May 11, 2016 (the “Petition Date”), Linn Energy, LLC (“LINN Energy”), LinnCo, LLC, an affiliate of LINN Energy (the “Company”), certain of the LINN Energy’s direct and indirect subsidiaries (collectively with LINN Energy, the “LINN Debtors”), and Berry Petroleum Company, LLC (“Berry” and, collectively with the LINN Debtors and LinnCo, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”). The Debtors’ Chapter 11 cases are being administered jointly under the caption In re Linn Energy, LLC, et al., Case No. 16-60040 (the “Chapter 11 Cases”).

As previously disclosed, on October 7, 2016 (the “Effective Date”), the LINN Debtors entered into a restructuring support agreement (the “Restructuring Support Agreement”) with (i) certain holders of LINN Energy’s 12% Senior Secured Second Lien Notes due December 2020 (such holders, the “Consenting Second Lien Noteholders”); and (ii) certain holders of LINN Energy’s unsecured notes (such holders, the “Consenting Unsecured Noteholders,” and together such Consenting Unsecured Noteholders with the Consenting Second Lien Noteholders, the “Consenting Noteholders”).

The Restructuring Support Agreement sets forth, subject to certain conditions, the commitment of the LINN Debtors and the Consenting Noteholders to support a comprehensive restructuring of the LINN Debtors’ long-term debt (the “Restructuring”). The Restructuring will be effectuated through a joint plan of reorganization (the “Plan”) to be filed in the Company’s pending Chapter 11 Cases with the Court.

On October 14, 2016, the Linn Debtors and certain of the Consenting Noteholders entered into the First Amendment to Restructuring Support Agreement (the “First Amendment”), which extended the date by which the Linn Debtors must file with the Court (i) the Plan (or Plans, if separate), (ii) the Disclosure Statement (or Disclosure Statements, if separate, and as defined in the Restructuring Support Agreement); (iii) the Plan Solicitation Materials (as defined in the Restructuring Support Agreement) for the Plan (or Plans, if separate), and (iv) the motion or motions to approve that certain Backstop Commitment Letter, dated as October 7, 2016, among LINN Energy and certain of the Consenting Noteholders, and a long-form backstop commitment agreement from seven days to fourteen days following the Effective Date of the Restructuring Support Agreement. The First Amendment also extends the date by which the LINN Debtors must obtain Court approval of the LINN Debtors’ Disclosure Statement from December 6, 2016 to December 9, 2016. The First Amendment also includes certain changes to the Restructuring Support Agreement and Restructuring Term Sheet (as defined in the Restructuring Support Agreement) that will take effect upon entry into the Restructuring Support Agreement by Consenting Lenders (as defined in the Restructuring Support Agreement) who collectively hold, control, or have the ability to control in the aggregate more than sixty-six and two-thirds percent (66-2/3%) of the outstanding principal amounts of the LINN Debtors’ obligations under LINN Energy’s Sixth Amended and Restated Credit Agreement dated April 24, 2013 (the “LINN Credit Agreement”). These changes, among other things, clarify the treatment of claims under the LINN Credit Agreement and certain consent rights of the Consenting Lenders.

The foregoing description of the First Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the First Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Fourth Amendment to Bank RSA

As previously disclosed, prior to the filing of the Bankruptcy Petitions, on May 10, 2016, the Debtors entered into a restructuring support agreement (the “Bank RSA”) with certain lenders (the “Consenting Creditors”) collectively holding or controlling at least 66.67% by aggregate outstanding principal amounts under (i) the LINN Credit Agreement and (ii) Berry’s Second Amended and Restated Credit Agreement, dated as of November 15, 2010 (the “Berry Credit Agreement”).

On October 14, 2016, the Debtors and the administrative agents under the LINN Credit Agreement and the Berry Credit Agreement entered into an amendment to the Bank RSA, the Fourth Amendment to Restructuring Support Agreement (the “Fourth Amendment”), which extended the date by which the Debtors must file with the Court the Plan (or Plans, if separate), the Plan Solicitation Materials (as defined in the Bank RSA) for the Plan (or Plans, if separate), and the motion or motions to approve the Disclosure Statement (or Disclosure Statements, if separate, and as defined in the Bank RSA) from 156 days to 163 days following the Petition Date.

The foregoing description of the Fourth Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	First Amendment to Restructuring Support Agreement, dated as of October 14, 2016, by and among the Linn Debtors and the supporting parties thereto.

10.2	Fourth Amendment to Restructuring Support Agreement, dated as of October 14, 2016, by and among the Debtors and the supporting parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINNCO, LLC

October 18, 2016	By:	/s/ Candice J. Wells
Candice J. Wells
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	First Amendment to Restructuring Support Agreement, dated as of October 14, 2016, by and among the Linn Debtors and the supporting parties thereto.

10.2	Fourth Amendment to Restructuring Support Agreement, dated as of October 14, 2016, by and among the Debtors and the supporting parties thereto.